================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 30, 2007

                               BBM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

              UTAH                      333-88480               #04-3648721
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

  61 Broadway, Suite 1905, New York, NY                            10006
(Address of Principal Executive Offices)                        (Zip Code)

                                 (212) 430 6369
               Registrant's Telephone Number, Including Area Code

                              PRIME RESOURCE, INC.

 1245 E. Brickyard Road, Suite 590, Salt Lake City, UT             84106
        (Address of Principal Executive Offices)                (Zip Code)

________________________________________________________________________________
       (Former name or former address, if changed since the last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 30, 2007 at 7:43 p.m. ET, BBM Holdings, Inc. f/k/a Prime Resource, Inc. (the "Registrant" or "BBM") completed the acquisition of Broadband Maritime Inc., a Delaware corporation, with operations in New York, New York ("Broadband"). The acquisition was made pursuant to an Agreement and Plan of Merger, dated January 15, 2007, by and among Prime Resource, Inc., Prime Acquisition, Inc., a wholly-owned subsidiary of Prime Resource, Inc. ("Merger Sub") and Broadband, as amended by the First Amendment to the Agreement and Plan of Merger, dated February 13, 2007, and the Second Amendment to the Agreement and Plan of Merger, dated March 16, 2007 (the "Merger Agreement").

Pursuant to the Merger Agreement, at 7:43 p.m. ET on March 30, 2007, the effective time of the merger (the "Effective Time"), Merger Sub merged with and into Broadband, with Broadband continuing as the surviving entity and sole wholly-owned subsidiary of Prime Resource, Inc. (the "Merger"). Broadband is a telecommunications engineering and service company offering turn key, always-on Internet access to commercial shipping fleets.

The requisite Broadband stockholder approval of the Merger (majority of outstanding common and preferred, as converted, and at least sixty-seven percent of the outstanding Class A Preferred voting as a class) was obtained on March 22, 2007. The Board of Directors of the Registrant voted to voluntarily extend to its shareholders dissenters' rights pursuant to the applicable provisions of Utah law; the corresponding shareholder approval was obtained on January 15, 2007.

Prior to completion of the acquisition, on March 22, 2007, Prime Resource, Inc. amended its Articles of Incorporation to increase its total authorized capital from 50,000,000 shares to 60,000,000 shares, of which 50,000,000 shares are common stock, no par value, ("Common Stock") and 10,000,000 shares are preferred stock, no par value, ("Preferred Stock") 1,454,090 of which are designated as Series A Preferred Stock. On March 30, 2007, Prime Resource, Inc. declared and paid a dividend payable in shares of Series A Preferred Stock at the rate of one share of Series A Preferred Stock per issued and outstanding share of Common Stock.

On March 22, 2007, Prime Resource, Inc. amended its Articles of Incorporation to change its name to BBM Holdings, Inc.

In accordance with the Merger Agreement, BBM issued an aggregate of 23,773,144.074562 shares Common Stock to the shareholders of Broadband in consideration for their surrender of their Broadband shares. BBM issued one share of Common Stock per 0.0595589330784 share of Broadband Preferred Stock issued and outstanding immediately prior to the Effective Time, and one share of Common Stock per 59.5589330784 shares of Broadband Common Stock issued and outstanding immediately prior to the Effective Time. In connection with the Merger, BBM also issued, or reserved for issuance upon surrender of outstanding warrants or options, warrants and options to purchase an aggregate of 14,979,835.3539571 shares Common Stock in consideration for the surrender of warrants and options to purchase Broadband Common Stock. Each warrant and option to purchase Broadband Common Stock granted and unexercised immediately prior to the Effective Time (a "Broadband Option"), vested or unvested, represents the right to receive an option or warrant, as the case may be, to acquire Common Stock at the rate of one share of Common Stock per 59.5589330784 shares Broadband Common Stock upon exercise of the Broadband Option. The substituted warrants will retain the exercise period provided for at the time of their original issuance, which in each case was 5 years. The per share exercise price of the warrants, which ranged from $0.01 to $0.02, has been adjusted proportionately.

Prior to the Effective Time, BBM was an inactive public company without significant assets, liabilities or any business purpose. Broadband is a company with a substantial accumulated deficit and no profits to date.

For a period of approximately twelve months following the Effective Time and subject to the terms and conditions of the Merger Agreement, three principals of BBM (Andrew W. Limpert, Terry M. Deru, and Scott E. Deru) are required to indemnify BBM for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement.

Background of the Registrant

BBM (formerly Prime Resource, Inc.) is a Utah corporation that was organized on March 29, 2002 as a successor entity to Prime, LLC, a Utah limited liability company. Prime Resource, Inc. (n/k/a BBM Holdings, Inc.) was primarily engaged in group insurance brokerage as well as investment and pension consulting, through its wholly-owned subsidiaries, Belsen Getty, LLC and Fringe Benefit Analysts, LLC.

Prime Resource, Inc. (n/k/a BBM Holdings, Inc.) completed a public offering of 150,000 shares of its Common Stock in July 2002. BBM has reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

As of April 30, 2006, substantially all the assets (other than approximately $35,000 of cash or other liquid assets and common stock and warrants to purchase common stock of Lightspace Corporation having an approximate value of $372,000 as of September 30, 2006) and liabilities of Prime Resource, Inc. were transferred to a private business entity controlled by the principal shareholders of Prime Resource, Inc. (pre-Merger) in exchange for a reduction in the number of the Registrant's shares held by such shareholders and other consideration.

Immediately prior to the Effective Time, the Registrant was a "shell" corporation that did not have any active business purpose or active business assets.

Background of Broadband

Broadband Maritime Inc., formerly ePCX.com Inc., is incorporated under the laws of the State of Delaware. It was formed as a New Hampshire corporation in November 1999. Broadband was founded to develop innovative, cost-effective voice and data network solutions for use in niche markets. Its operations are managed from its New York, NY office.

Broadband is a US-based telecommunications service provider. Broadband has developed a broadband internet service for the maritime industry. Application of its model enables the maritime sector to shift the industry standard from low speed dial up services to higher speed Internet and voice communication services. Broadband anticipates that this service will provide online utility to the ships with such service and remote management to the ship owner.

                             DESCRIPTION OF BUSINESS

Broadband is a telecommunications engineering and service company offering a turn key solution providing always-on Internet access to commercial shipping fleets, as well as ship-to-shore telephone service with worldwide termination. Broadband's technology provides online connectivity to global traveling vessels as well as international telephone service from the ship to worldwide destinations. The system provides the connection that could also support incremental revenue opportunities from the sale of additional communication and entertainment services.

Based in New York City, Broadband has 39 full-time employees, more than a third of whom are engineers, and four part-time employees. Broadband has developed proprietary technology (both in hardware and software) that constitute the core of Broadband's product offerings. As of March 30, 2007, Broadband had completed fourteen full installations. Broadband also had approximately 100 systems in the pipeline.

Broadband has representation throughout Europe, Asia and the United States with resellers who represent complementary products and services.

The Service.

Broadband's global communications system delivers redundant, global broadband Internet access and unlimited data transmission to commercial ships at sea for a flat monthly fee. Service offerings start with bi-directional speed of 64Kbps up to 512Kbps. An upgrade in speed does not require a change of hardware.

Broadband's product and service affords its customer a "one stop shop" service, as compared to contracting with four or more separate vendors for other equipment, service and billing.

The service includes telephony between the ship and the customer's management office at a current rate of $0.10 per minute, compared to approximate current rates of $1.00 to $5.00 per minute for other providers. The crew may also benefit from low cost telephone rates to call home. Broadband provides the ship owner with incentive to sell telephone cards to the crew through a 10% commission on the retail price of the card.

Broadband's hardware, software and proprietary network are expected to deliver significant operational and financial savings for ship owners and operators through enhanced real-time fleet management, reduced fuel consumption, enhanced equipment monitoring and improved crew retention.

Intellectual Property.

Broadband has developed its own shipboard antenna system. Broadband initiated its system deployment in February 2003 by integrating off-the-shelf stabilized antenna and radio communication systems. In May 2003, Danaos Management Consultants and Danaos Shipping developed an interest in the Broadband solution and participated in providing the operational and commercial requirements for Broadband's product. During the following year, Broadband combined in-house and outsourced engineering resources to develop an antenna to meet its combination of technical, operational and financial requirements.

Broadband also designed and implemented a global satellite network which includes network management utilities. The global coverage area limits are approximately 75 degrees north to 65 degrees south. The current network plan includes eleven satellites and six teleports.

Broadband produced its first prototype antenna system in July 2004. The system was installed aboard several vessels on a test basis and operated for two years until the production system was introduced in August 2006. Incorporating test results from prototype testing, the production antenna system now provides service to a variety of categories of merchant ships trading in oceanic regions around the world. Broadband's radio frequency communication system has been designed to achieve efficiency in recurring costs while delivering global broadband coverage at sea.

Trademarks.

On March 26, 2003 Broadband applied for a service mark for BROADBAND MARITIME (and Design) to the United States Patent and Trademark Office. The mark was granted federal registration on December 13, 2005, Reg. No. 3,025,044.

On May 16, 2006 Broadband applied for trademark for its C-Bird product name and design to the United States Patent and Trademark Office. The application was filed on May 22, 2006, and is currently pending.

Market Profile.

There are 92,000 sea-going, self-propelled vessels of 100 gross tons or more (source: Lloyds Register of Ships 2005-2006). Of these, 40,000 or more are potential candidates for the Broadband solution based upon size, age of ship, cargo and route. It is estimated that more than 3,000 new ships will be built to be delivered from 2007 to 2009. The industry is highly fragmented. There are more than 14,000 ship operators and more than 1,000 ship managers worldwide.

Competitive Landscape.

The competitive maritime VSAT (very small aperture terminal) solutions are generally targeted to oil and gas platforms or service vessels, cruise and ferry ships, and naval or research vessels. Competitive market participants, including Telenor, ShipEquip, MCP, Caprock and Stratos, integrate mainly off-the-shelf equipment. MCP has focused mainly on the cruise, ferry and naval markets, while the other companies have focused more on the oil and gas industry. One main distinction among these providers is geographical location.

Broadband has concentrated its initial marketing efforts on those companies in the merchant sector which it believes have the highest data communication needs and monthly spending budgets. These shipping companies represent over 10,000 ships. Broadband expects to compete in the maritime VSAT solutions market by focusing on top tier merchant customers.

                       MANAGEMENT DISCUSSION AND ANALYSIS

REVENUE

Broadband has two main revenue recognition policies in place: 1) recognition of revenue from the sale of equipment after installation and acceptance by its customer and 2) recognition of revenue in connection with services and maintenance contracts as they are earned. Broadband defers revenue in connection with prepaid calling cards until the customer has actually utilized the service.

Broadband's revenue for the fiscal year ended September 30, 2006 was $124,311, compared to $296,730 for the prior year. Revenue decreased from 2005 to 2006 primarily because Broadband delayed invoicing in 2006 in response to a delay in customer acceptance of products. Customer acceptance was delayed due to product and satellite vendor issues which have been addressed. This portion of the contracts has been invoiced in the first quarter of fiscal year 2007. Revenue for the first quarter of fiscal year ending September 30, 2007 (unaudited) shows significant growth from the same period a year earlier, an increase from $47,500 to $462,000. The significant increase in revenue is mainly due to the fact that the production system has been accepted by clients who are paying the Non-Recurring Revenue portion of the contracts. The Recurring Revenue portion, which includes internet and voice services, is also beginning to increase.

Broadband has relied on a limited number of customers for a substantial portion of total revenues. Revenues from major customers, each of which accounts for more than 10% or greater of total revenues, accounted for 73% for three customers and 92% for four customers in fiscal 2006 and 2005, respectively.

Broadband contracts with certain service providers to supply manufacturing, technology and communication services for its operations. Services from two major suppliers accounted for 32% and 24% in fiscal 2006 and 2005, respectively.

GROSS MARGIN

Gross margin on Broadband's historical operations is not a meaningful measure of financial performance in view of low revenue during Broadband's development stage. Gross revenue consists of revenue less cost of goods and services, and the gross margin figure is negative. Gross margin is expected to become positive throughout the current fiscal year as revenue grows.

OPERATING EXPENSES

Operating expenses for the fiscal year ended September 30, 2006 were $4,963,645 compared to $4,901,968 a year earlier. This increase of approximately 1.3%, despite reduced annual revenues, reflects an increase in selling, general and administrative expense. Broadband spent approximately $1,226,000 on research and development for the fiscal year ended September 30, 2005 compared to approximately $1,222,000 for the fiscal year ended September 30, 2006.

INCOME TAX

At September 30, 2006, Broadband had net operating loss carry forwards for U.S federal and state tax purposes of approximately $14,374,000, expiring at varying times from years ending September 30, 2022 through September 30, 2026.

Under Section 382 of the Internal Revenue Code, if a corporation undergoes an "ownership change" (generally defined as greater than 50% change (by value) in its equity ownership over a three year period), the corporation's ability to use its pre-change of control net operating loss carry forward and other pre-change attributes against its post-change income may be limited. The Section 382 limitation is applied annually so as to limit the use of pre-change net operating loss carry forwards to an amount that generally equals the value of a corporation's stock immediately before the ownership change multiplied by a designated federal long-term tax-exempt rate. In addition, Broadband may be able to increase the base Section 382 limitation amount during the first five years following ownership change to the extent Broadband realizes built-in gains during that time period. A built-in gain generally is gain or income attributable to an asset that was held at the date of the ownership change and that had a fair market value in excess of the tax basis at the date of the ownership change.

NET LOSS

The net loss for the fiscal year ended September 30, 2006 was $4,738,483, or $0.05 per common share, compared to a net loss of $4,745,483, or $0.17 per common share, the prior year. Broadband has experienced net losses during fiscal 2005 and 2006 primarily because of significant product development costs, for the reasons discussed above.

LIQUIDITY

Cash and cash equivalents at fiscal year ended September 30, 2006 were $34,105, compared to $3,918,981 at September 30, 2005. Broadband completed a private placement of its equity securities with gross proceeds of approximately $2,500,000 in October 2006 and completed an additional private placement of its equity securities with gross proceeds of approximately $4,500,000 in March 2007. The Registrant anticipates that in order for Broadband to continue its planned operations it will need to raise additional funds before September 30, 2007, either through the sale of debt or equity. It currently has received no commitments to receive either debt or equity financing.

Between January and June 2005, Broadband borrowed a total of $650,000 in bridge loans from investors. In August 2005, in connection with a reorganization and equity financing, the total of the bridge loans of $680,970 (which included accrued interest) was converted into 68,097,000 shares of common stock based on a ratio of 100 shares of common stock for each $1.00 of bridge loans and accrued interest. Between July and September 2006, Broadband borrowed a total of $815,000 in zero coupon loans from investors. In connection with an equity financing, approximately $457,000 of zero coupon loans were converted to Class A Preferred stock.

ACCOUNTS RECEIVABLE

Accounts receivable, net, represents uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. Follow-up correspondence is made if unpaid accounts receivable go beyond the invoice due date. Payments of accounts receivable are allocated to specific invoices identified on the customer's remittance advice.

Accounts receivable, net, are stated at the amount management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balances that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable-trade.

Accounts receivable net of an allowance for doubtful accounts were approximately $10,000 and $35,000 at September 30, 2006 and 2005, respectively.

FORWARD LOOKING STATEMENTS

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding funding, product performance, market acceptance and earnings. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include lack of access to funding sources, environmental factors, level of performance of vendors' products/service, availability of other products and competition in the marketplace. We caution investors not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

                              AVAILABLE INFORMATION

Registrant is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files annual and quarterly reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by Registrant with the SEC can be inspected and copied at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the public reference room may be obtained by calling 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC, and certain of Registrant's filings are available on the website.

                             DESCRIPTION OF PROPERTY

Neither the Registrant nor Broadband owns any real estate. Broadband leases office facilities under operating leases, which expire at various times through July 31, 2010 for the following locations:

a. Newmark & Co. Real Estate, Inc. - Lease for office space at 61 Broadway, New York, New York.

b. AM Property Management. - Lease for office space at 65 Broadway, New York, New York.

c. Preston Wilkins & Martin PLLC. - Sublease for office space at 65 Broadway, New York, New York.

Future aggregate annual minimum lease payments under these operating leases are approximately as follows:

 Years ending September 30:   2007   $  300,000
                              2008   $  286,000
                              2009   $  252,000
                              2010   $  214,000
 TOTAL:                              $1,052,000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, as of March 30, 2007, the date of the Merger, the beneficial owners of five percent (5%) or more of any class of voting securities of the Registrant as well as the number of shares of equity securities of the Registrant owned by the directors and executive officers of the Registrant:

        BENEFICIAL OWNERS OF 5% OR MORE OF REGISTRANT'S VOTING SECURITIES

                                                                  (3)               (4)
     (1)                           (2)                    Amount and Nature of   Percent of
Title of Class    Name and Address of Beneficial Owner     Beneficial Owner(*)      Class
--------------   --------------------------------------   --------------------   ----------
Common Stock     AIGH Investment Partners, LLC              3,153,294 Common       17.44%
                 6006 Berkeley Avenue                      1,511,107 Warrants
                 Baltimore MD 21209

Common Stock     Asia Marketing Limited                     1,815,311 Common       10.33%
                 P.O. Box 3236                              881,480 Warrants
                 Ramat Gam 52131 Israel

Common Stock     Camco                                      1,014,951 Common        5.84%
                 c/o Charles Alpert 466 Arbuckle Avenue     487,848 Warrants
                 Cedarhurst, NY 11516

Common Stock     FAME Associates                            1,091,356 Common        6.35%
                 111 Broadway, 20th Floor                   545,678 Warrants
                 New York, NY 10006

Common Stock     Ganot Corporation                          1,479,205 Common        8.45%
                 4000 Hollywood Blvd 530 N                  713,427 Warrants
                 Hollywood, FL 33021

Common Stock     Globis entities (**)                       2,437,507 Common       14.24%
                 60 Broad Street                           1,248,900 Warrants
                 New York NY 10004

Common Stock     LaPlace Group, LLC                         1,098,901 Common        6.32%
                 3666 Shannon Road                          529,823 Warrants
                 Cleveland Hts, OH 44118

Common Stock     South Ferry #2, LP                         2,845,917 Common       15.81%
                 1 State Street Plaza 29th Floor           1,357,519 Warrants
                 New York NY 10004

Common Stock     St. Lucia Investment & Trade Corp          1,306,943 Common        7.46%
                 C/O Broadband Maritime Inc.                620,756 Warrants
                 61 Broadway, Suite 1905
                 New York, NY 10006

(*) Rounded to nearest share; warrants are warrants to purchase common stock of the Registrant.

(**) Includes shares held by Globis Capital Partners and Globis Overseas Fund
     Ltd.

                        MANAGEMENT COMMON STOCK OWNERSHIP

                                                                   (3)               (4)
     (1)                               (2)                   Amount and Nature of   Percent of
Title of Class              Name of Beneficial Owner          Beneficial Owner(*)      Class
--------------       -------------------------------------   --------------------   ----------
Common Stock         Mary Ellen Kramer & Zevi Kramer, JTEN          277,036            1.10%

Common Stock         Ira A. Greenstein                            96,523.36            0.38%

Common Stock         Andrew W. Limpert                              321,495            1.27%

Series A
   Preferred Stock   Andrew W. Limpert(**)                          321,495           22.11%

(*) Rounded to nearest share. Shares listed for individuals may include spouse or grantor trust.

(**) Dividend in the form of preferred shares declared, but shares not yet issued.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals are the directors and executive officers of the
Registrant:

     1. MARY ELLEN KRAMER, age 49, Director, President and Chief Executive Officer.

     Ms. Kramer has served as Director, President and Chief Executive Officer of the Registrant since March 30, 2007. Ms. Kramer also currently serves as a director, President and Chief Executive Officer for Broadband Maritime Inc. Ms. Kramer began her career in the financial world by becoming Vice President of Management Information Systems and Telecommunications for Central National Bank and Meadowlands National Bank from 1980 to 1985. In these positions she was responsible for all data and item processing and telecommunications for 2 banks with a total of 11 branches. She has also managed telecommunications services for building tenants at 900 Third Avenue, New York, NY, which the bank owned.

     Subsequently, from 1985 to 1994, she became a financial systems consultant serving many banking and financial clients such as Bank of China, Broadway National Bank, Bank of New England, the FDIC, The Bedford House Companies and Beacon Hill Services Corporation. In these capacities she developed and implemented private banking systems, multi-currency financial reporting systems, precious metals and foreign exchange trading packages and the first automated IRS 4789 reporting system to be accepted by the Internal Revenue Service.

     As founder and President of Itel Inc. from 1994 to 1997, Ms. Kramer established an international callback network in 65 worldwide locations servicing 8,000 customers such as Chrysler, Fiat, Pepsi, Sheraton Hotels, Ministry of Justice - Argentina, Globosat, and Journal do Brazil.

     Ms. Kramer, as President of Allied Communication Holdings LLC, from 1997 to 1998, developed an all digital private network in Sao Paulo, Brazil.

     As President of Americom Networks International, from 1998 to 1999, Ms. Kramer developed voice network into 5 cities in 4 countries - Argentina, Israel, The Philippines and Thailand.

     Ms. Kramer, as the current President and founder of Broadband, has also acted as its sales manager, negotiating agreements with vendors and customers and has been responsible for operations.

     Ms. Kramer received a B.S. in Management and Computer Science from New York University.

     Mary Ellen Kramer and Zevi Kramer are married to one another.

     2. ZEVI KRAMER, age 50, Director and Chief Innovation Officer.

     Mr. Kramer has served as Director and Chief Innovation Officer of the Registrant since March 30, 2007. Mr. Kramer also currently serves as a director and Chief Innovation Officer for Broadband Maritime Inc. From 1980 to 1985, Mr. Kramer began his career designing Communication and Navigation Systems for the Israeli Air Force. Projects included the development of a radar direction finding systems for guided bomb units, an electronic navigation system for guided bomb units, and a high security airborne data and video communication link. Mr. Kramer managed a technical staff of 15.

     Mr. Kramer became project manager at ECI Telecom from 1985 to 1988 where he was involved in the development of the automatic gear for the Israeli Tank Merkava.

     From 1988 to 1993, Mr. Kramer was the retail manager of 11 electronic appliance stores. Subsequently, from 1993 to 1994, Mr. Kramer served as the President of Sky Telecom Ltd., an international callback company, handling its systems, operations and marketing.

     Subsequently, from 1994 to 1997, Mr. Kramer served as President of Electroflow, a leading Israeli power quality consulting firm. His duties included designing and implementing power solutions for industrial plants and offices in highly computerized environments.

     From 1998 to 1999 he served as Director of Network Development for Americom Networks International, which headed the deployment of both satellite and fiber voice networks between New York and the Far East, Middle East and South America. During his tenure, he established foreign partnerships in network node countries and he developed joint ventures with several vendors to produce unique and innovative network solutions for Americom Networks.

     Mr. Kramer has been associated with Broadband from 1999 to the present in developing both business models and network designs required for Broadband's specific market applications in developing countries and the maritime industry.

     Mr. Kramer received his B.S. in Electronic Engineering from Tel Aviv University.

     Mary Ellen Kramer and Zevi Kramer are married to one another.

     3. IRA A. GREENSTEIN, age 46, Director and Chairman of the Board.

     Mr. Greenstein has served as a Director of the Registrant since March 30, 2007. Mr. Greenstein also currently serves as a director and Chairman of the Board for Broadband Maritime Inc. Mr. Greenstein has since 2001 been the President of IDT Corporation (NYSE: IDT), a local, long distance and calling card services provider. Prior to joining IDT in 2000, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP, where he served as the Chairman of that firm's New York office's Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone, Inc.

     Prior to joining Morrison & Foerster, Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein served on the Securities Advisory Committee and as second counsel to the Ontario Securities Commission.

     Mr. Greenstein serves on the Board of Document Security Systems, Inc. (AMEX:DMC), is a Director of Zedge, Inc. and is on the Board of Advisors of the Columbia Law School Center on Corporate Governance. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

     4. JARLE PEDERSEN, age 45, Vice President Operations.

     Mr. Pedersen has served as Vice President Operations of the Registrant since March 30, 2007. Mr. Pedersen also currently serves as a Vice President of Operations for Broadband Maritime Inc. Mr. Pedersen has more than 20 years experience in the information technology and financial services industries. He has broad strategic, financial, operational and international leadership background. Mr. Pedersen has comprehensive experience in finance, accounting, reporting and treasury functions as Chief Financial Officer for companies and international business units. He also has strategy and corporate development experience, including start-ups, turnarounds and M&A activity. He has operational and administrative management experience as Country General Manager of a business unit of StorageTek and Chief Executive Officer of an e-business software company.

     Prior to joining Broadband in February 2007, from 2005 to 2007, Mr. Pedersen was Chief Financial Officer of Hudson Systems, and from 2004 to 2005, he served as Chief Financial Officer of Contopronto - a Pan-European mobile payments provider. From 1990 to 2000, Mr. Pedersen was a member of the Norwegian senior management team of Computer Associates, heading finance and operations during the 10 year period when the company experienced annual revenue growth from $5M to $100M.

     Mr. Pedersen holds a Bachelor of Commerce degree from Dalhousie University, Canada, and a Masters in Business Studies from Canterbury Business School. He is a former member of the Supervisory Board of DnBNor Kort, the credit card subsidiary of the largest financial services group in Norway.

     5. ANDREW W. LIMPERT, age 37, Director.

     Mr. Limpert has served as a Director of the Registrant since 2002. Mr. Limpert also currently serves as a director for Broadband Maritime Inc. He has been a financial and retirement planner with Belsen Getty, LLC since 1998 and continues in this role as well as acting as a business and financial consultant to various small public and private companies. From 1993 to 1998, he worked with Prosource Software of Park City, Utah, as a software sales agent. In 1998, Mr. Limpert served briefly as an interim outside director in a small public company, then known as Mt. Olympus Resources, Inc. He resigned as part of a reorganization of Olympus in November 1998.

     Mr. Limpert received a Bachelor of Science degree in Finance from the University of Utah and an MBA in Finance from Westminister College.

Each director serves until the next annual meeting of shareholders and each executive officer serves until the next annual meeting of directors. Dates for the next annual meeting of shareholders and annual meeting of directors have not yet been set.

                             EXECUTIVE COMPENSATION

All information required to be disclosed by Item 402 of Regulation S-B is incorporated by reference to Item 10 of Part III of the Registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Broadband Maritime Services, Inc. ("Services"), which is owned by an officer of Broadband (the "Owner"), was formed to provide customer service to Broadband's customers in accordance with the Sabbath Work Rules and other requirements of Orthodox Jewish Law. Broadband entered into a Management Services Agreement with Services on August 4, 2005, in which Services provides management services to Broadband in exchange for a fee. Broadband has transferred to Services all of its existing agreements with customers to provide broadband satellite services and Services has agreed to assume Broadband's obligations under the customer agreements. The management fee is equal to the revenues received by Services less related expenses paid by Services. Broadband has an option to acquire ownership of Services for $1.00 upon the occurrence of the following events: the Owner ceasing to be employed by Broadband or certain reorganizations of Broadband, such as a public offering or merger. This arrangement has remained in place since the Effective Time.

See also Executive Compensation section regarding certain promissory notes of Broadband with certain of its officers.

                            DESCRIPTION OF SECURITIES

The following description is a summary of the rights, powers and preferences of the Registrant's Common Stock and Preferred Stock and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which are attached as exhibits to this Report.

General

The Registrant is authorized to issue 60,000,000 shares of capital stock, of which 50,000,000 shares are Common Stock and 10,000,000 shares are Preferred Stock, no par value. The Preferred Stock may be issued from time to time in one or more classes as may be determined by the Board of Directors. The Board of Directors is authorized to fix the number of shares of any class of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued class of Preferred Stock.

All shares of Common Stock outstanding are validly issued, fully paid and non-assessable.

Series A Preferred Stock

1,454,090 shares of the authorized Preferred Stock are classified as Series A Preferred Stock, which shares are (a) not entitled to any dividends (except with respect to the Lightspace Securities), (b) not entitled to vote on any matter except as required by law or which adversely impacts the Series A Stock disproportionately from any other class or series of capital stock and (c) not entitled to be paid any amount in cash or other assets of the Registrant upon the occurrence of any liquidation, dissolution or winding-up of the Registrant. Each share of Series A Stock represents the right to exchange such share for a proportionate amount of the Lightspace Securities.

All shares of Series A Preferred Stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights

Each share of Common Stock entitles the holder to one vote, either in person or by proxy, at meetings of the shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of Common Stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to any corporate act or action, except as otherwise provided by mergers or sale company law.

Series A Preferred Stock is non-voting and is not convertible into Common Stock.

Dividends

All shares of Common Stock will participate proportionally in dividends if the Registrant's Board of Directors declares dividends. Dividends may be paid in cash, property or additional shares of Common Stock. With the exception of the issuance of Series A Preferred Stock to holders of Common Stock (at a ratio of 1:1) prior to the Effective Time, the Registrant has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of its business. Any future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. There can be no assurance that any dividends on the Common Stock will be paid in the future.

Miscellaneous Rights and Provisions

The holders of Common Stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the Registrant's dissolution, whether voluntary or involuntary, each share of Common Stock is entitled to share proportionally in any assets available for distribution to holders of the Registrant's equity after satisfaction of all liabilities and payment of the applicable liquidation preference and preference of any outstanding shares of preferred stock as may be created, if any.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The Registrant's Common Stock is not traded on any exchange and there are no current plans to seek listing of the Common Stock on any exchange. There is no active trading activity in the Registrant's Common Stock and there are no assurances that an active trading market for the Common Stock will develop.

Prime commenced trading on the over the counter Electronic Bulletin Board (OTCBB) on May 28, 2004. Its trading symbol is PRRO. Following are the quarterly high and low sales prices for the Registrant's shares in calendar years 2006 and 2005:

           High    Low
          -----   -----
Q1 2006   $1.50   $1.15
Q2        $2.00   $1.25
Q3        $1.25   $1.25
Q4        $1.30   $1.25

           High    Low
          -----   -----
Q1 2005   $6.15   $4.00
Q2        $6.00   $2.50
Q3        $5.25   $1.10
Q4        $5.25   $1.50

There are approximately 220 record holders of the Registrant's Common Stock.

The Registrant does not anticipate paying any dividends, whether in cash, stock or other property, in the foreseeable future. The Registrant plans to retain any future earnings and any future earnings of Broadband for use in Broadband's business. Any decisions as to future payment of dividends will depend on the Registrant's earnings and financial position and such other factors, as the Registrant's Board of Directors deems relevant.

                      EQUITY COMPENSATION PLAN INFORMATION

                               Number of securities
                                 to be issued upon      Weighted-average
                                    exercise of         exercise price of
                               outstanding options,   outstanding options,
                                warrants and rights    warrants and rights
Plan Category                           (a)                    (b)
-------------                  --------------------   --------------------
Options Granted to Employees           265,080             $ 0.595589
Options Granted to Directors           519,829             $ 0.595589
Options Granted to Finders              14,362             $ 0.595589
Founder Performance Options          1,696,929             $ 0.595589
Director Warrants                      257,396             $ 1.191179
Investor Warrants                   11,575,356             $ 1.191179
Griffin Securities Warrants            650,883             $0.7941189

                                LEGAL PROCEEDINGS

The Registrant is not a party to any pending legal proceedings and its property is not the subject of any pending legal proceedings.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

The Registrant has not changed its accountants in the last two years. Broadband has employed the services of Rothstein, Kass & Company P.C. in connection with the audits of its September 30, 2006 and 2005 financial statements. Neither the Registrant nor Broadband has a conflict or disagreement with its current accountants concerning any accounting policies or financial disclosures.

                    RECENT SALES OF UNREGISTERRED SECURITIES

Common Stock Offering Together with Warrants and Options to Acquire Common Stock

Pursuant to the Merger Agreement, the Registrant offered up to 23,773,144.074562 shares of Common Stock, together with warrants and options to acquire up to 14,979,835.3539571 shares of Common Stock, of the Registrant (the "Offering"). Warrants to purchase 12,483,634.9225525 shares of Common Stock and options to acquire 2,496,200.43140469 shares of Common Stock (the "Warrants" and "Options," respectively) were issuable pursuant to a merger (the "Merger") in accordance with the Merger Agreement. The Offering was made by the Registrant only to existing shareholders of Broadband with respect to the Common Stock and existing holders of options and warrants to acquire shares of Broadband with respect to the Warrants and Options pursuant to Rule 506, Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Therefore, the Common Stock, Warrants and Options offered and issued in connection with the Merger have not been registered under the Act or any state or foreign securities laws and were issued in reliance on exemptions therefrom. No public market exists for the Common Stock, Warrants or Options, and there can be no assurance that a public market for the Common Stock, Warrants or Options of the Registrant will develop in the future.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be available to the Registrant's directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed by the SEC and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, the Registrant may, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed by the SEC and will be governed by the final adjudication of such issues.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant believes (i) that it has normal and customary indemnification provisions under its By-laws and Articles of Incorporation, as well as those generally provided by Utah law and (ii) that Broadband has normal and customary indemnification provisions under its By-laws and Certificate of Incorporation, as well as those generally provided by Delaware law. It is believed these provisions would indemnify all officers and directors from any good faith mistake or omission in the performance of his or her duties including cost of defense. Such indemnity would not extend to intentionally wrongful acts including fraud or misappropriation.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

In connection with the Registrant's acquisition of Broadband that closed on March 30, 2007, there has been a change in the control of the Registrant as a result of the 23,773,144.074562 shares issued as merger consideration to the shareholders of Broadband immediately prior to the Effective Time in exchange for 100% of the issued and outstanding shares of all classes of Broadband capital stock. Immediately following the Effective Time, former shareholders of Broadband held approximately 94.24% of the issued and outstanding shares of Common Stock.

Prior to the Merger the Registrant was controlled by three principal shareholders (Mr. Terry Deru, Mr. Scott Deru and Mr. Andrew Limpert) who collectively owned or controlled approximately 83% of the issued and outstanding shares of the Registrant's common stock and currently own or control approximately 4.79% of the issued and outstanding shares of the Registrant's common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In accordance with the Merger Agreement, the three members of the Board of Directors of Broadband immediately prior to the Effective Time and one of the members of BBM's board of directors immediately prior to the Effective Time (Mr. Andrew W. Limpert) became the board of directors of BBM upon the Effective Time. In accordance with the Merger Agreement, Mr. Limpert submitted his resignation as an officer of the Registrant, effective at the Effective Time, and Messrs. Terry Deru and Scott Deru each submitted resignations from their positions as directors and officers of the Registrant, effective at the Effective Time.

In accordance with the Merger Agreement, the executive officers of Broadband immediately prior to the Effective Time became the executive officers of BBM and it's wholly-owned subsidiary upon the Effective Time.

Information required to be disclosed pursuant to Items 401(a)(4), (a)(5), (c) and Items 404(a) of Regulation S-B are disclosed in Item 2.01 of this current report.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On March 30, 2007 (the "Effective Date"), Prime Acquisition, Inc., a Delaware corporation formed on December 18, 2006 and a wholly-owned subsidiary of the Registrant, merged with and into Broadband, ceasing its separate existence. As a result of the Merger, Broadband is the surviving corporation and the Registrant's only wholly-owned subsidiary and sole operating entity.

In connection with the Merger, the Articles of Incorporation of the Registrant were amended on March 22, 2007, to (1) change its name to "BBM Holdings, Inc." and (2) increase the total authorized capital stock of the Registrant to 60,000,000 shares of which 50,000,000 shares were designated common stock, no par value, and 10,000,000 shares were designated preferred stock, no par value. 1,454,090 shares of the Preferred Stock were designated Series A Preferred Stock (the "Series A Stock"), all of which Series A Stock are to be issued to the pre-merger shareholders of the Registrant at the rate of one share of Series A Stock per share of Common Stock outstanding. Each share of Series A Stock represents the right to exchange such share for a pro rata share (among the issued and outstanding Series A Stock) of whatever right, title and interest is held by the Registrant in the Units consisting of 465,000 shares of common stock of Lightspace Corporation, a Delaware corporation and warrants to purchase common stock of Lightspace Corporation (the "Lightspace Securities"), described in the Form 10QSB-A filed by the Registrant on November 16, 2006.

Broadband's certificate of incorporation, its Bylaws and the persons serving as Broadband's officers and directors remain unchanged from immediately prior to March 30, 2007. In addition, in connection with the Merger, the directors of Broadband immediately prior to the Merger (with the addition of one director who was a director of BBM immediately prior to the effective time of the Merger) are the directors of the Registrant and Broadband. Also in connection with the Merger, the officers of Broadband immediately prior to the Merger are the officers of the Registrant and Broadband.

The Merger was effectuated by the exchange of shares, excluding, if any, those shares owned by shareholders of Broadband who properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL"). Pursuant to the Merger Agreement, (A) one share of Common Stock was issued per
0.0595589330784 share of Broadband Preferred Stock issued and outstanding immediately prior to the Effective Date, (B) one share of Common Stock was issued per 59.5589330784 shares of Broadband Common Stock issued and outstanding immediately prior to the Effective Date and (C) each debenture, warrant, option and other right with respect to shares of any class of the Broadband granted and unexercised immediately prior to the Effective Time (a "Broadband Option"), vested or unvested, was converted into a debenture, warrant, option or other right, as the case may be, to acquire Common Stock at the rate of one share of Common Stock per 59.5589330784 shares of Broadband Common Stock equivalent and one share of Common Stock per 0.0595589330784 shares of Broadband Preferred Stock equivalent issuable upon exercise of the Broadband Option, with the exercise price adjusted accordingly.

Moreover, at the Effective Time, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into the right to receive one share of Broadband Common Stock. Therefore, the Registrant owns all of the issued outstanding capital stock of the surviving corporation (i.e., 10,000 shares of Broadband Common Stock) and the pre-Merger shareholders of Broadband own shares of Common Stock in the parent of Broadband only. Subject to exchange, all share certificates that formerly represented Broadband capital stock represent only the right to receive shares of the Registrant's Common Stock into which such shares of Broadband capital stock have been converted in accordance with the terms of the Merger.

In the Merger Agreement, Broadband made customary representations and warranties to the Registrant and the Merger Sub, including with regard to capitalization, corporate authority, litigation, compliance with laws, environmental matters, intellectual property and taxes. Similarly, the Registrant made customary representation and warranties to Broadband, including with regard to capitalization, corporate authority, litigation, compliance with laws, environmental matters, taxes, SEC documents and financial statements. These representation and warranties must be true and correct in all material respects as of the Closing Date (as that term is defined and used in the Merger Agreement) as a condition to effectuating the Merger.

In accordance with the Merger Agreement, each of Broadband's directors and officers and each holder of ten percent or more of its outstanding voting securities entered into a Lock-up Agreement pursuant to which they agreed not to sell their Common Stock for a period of 180 days from the effective date of a registration statement on Form SB-2 filed with the SEC regarding the Common Stock.

In the Merger Agreement, the principal officers of the Registrant immediately prior to the effective time of the Merger, jointly and severally, agreed to defend, indemnify and hold harmless, to the fullest extent permitted under applicable law (and, jointly and severally, also advance expenses as incurred to the fullest extent permitted under applicable law), Broadband against any Costs (as that term is defined and used in the Merger Agreement) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (a) any inaccuracy in or breach of any representation and warranty made by the Registrant or the Merger Sub in the Merger Agreement or in any closing document delivered to Broadband in connection therewith; (b) any breach by the Registrant or the Merger Sub or failure by the Registrant or the Merger Sub to comply with, any of their covenants or obligations thereunder; and (c) any claims by parties other than the Registrant to the extent caused by acts or omissions of the Registrant or the Merger Sub on or prior to the Closing Date, including for Costs which arise or arose out of the Registrant's operation or disposition of its business. The indemnification obligations are subject to the following limitations: (a) claims thereunder must be delivered to the indemnifying parties on the first anniversary of the earlier of the date on which the Registrant's 2006 audited financial statements and opinion of its auditors are delivered or March 31, 2007, with limited exceptions for Costs and breaches of environmental representations and (b) Broadband shall not be entitled to recover its Costs in excess of $5,000,000, with limited exceptions for breaches of environmental representations.

In connection with the Merger, the Registrant will issue to Griffin Securities, Inc. (or its assignee), as financial advisor to Broadband in connection with the Merger, the following:

          - warrants to purchase 433,922 shares of Common Stock with an anticipated exercise price of $0.595589.

          - warrants to purchase 216,961 shares of Common Stock with an anticipated exercise price of $1.191179.

In each case, the warrants will terminate, to the extent not exercised, on or before the date which is five years from the date of issuance.

Information required to be disclosed pursuant to Items 401 and 404 of Regulation S-B are disclosed in Item 2.01 of this current report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Broadband Maritime Inc. for Fiscal Years Ending September 30, 2005 and September 30, 2006.

                             BROADBAND MARITIME INC.

                              Financial Statements
                                       And
                        Report of Independent Registered
                             Public Accounting Firm

                           September 30, 2006 and 2005

                                Table of Contents

Report of Independent Registered Public Accounting Firm                      1
Financial Statements
   Balance Sheets                                                            2
   Statements of Operations                                                  3
   Statements of Changes in Stockholders' Equity (Deficit)                   4
   Statements of Cash Flows                                                  5
   Notes to the Financial Statements                                      6 - 21

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Broadband Maritime Inc.

We have audited the accompanying balance sheets of Broadband Maritime Inc. as of September 30, 2006 and 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period ended September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Broadband Maritime Inc. as of September 30, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two year period ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has incurred cumulative losses of approximately $15,325,000 since inception and utilized cash of approximately $8,370,000 for operating activities during the two years ended September 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 25, 2006

BROADBAND MARITIME INC.
BALANCE SHEETS

                                                            SEPTEMBER 30,
                                                    ---------------------------
                                                        2006           2005
                                                    ------------   ------------
ASSETS
CURRENT ASSETS
   CASH AND CASH EQUIVALENTS                        $     34,105   $  3,918,981
   ACCOUNTS RECEIVABLE, NET                                9,930         35,150
   INVENTORIES                                         1,037,927        818,681
   PREPAID EXPENSES AND OTHER CURRENT ASSETS             153,384        140,962
                                                    ------------   ------------
      TOTAL CURRENT ASSETS                             1,235,346      4,913,774
MACHINERY AND EQUIPMENT, NET                             312,074        462,805
SECURITY DEPOSITS                                        226,497        225,041
                                                    ------------   ------------
                                                    $  1,773,917   $  5,601,620
                                                    ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   ACCOUNTS PAYABLE                                 $    653,918   $    528,280
   ACCRUED EXPENSES                                      797,729        858,286
   DEFERRED REVENUE                                       24,383         25,706
   NOTE PAYABLE AND OTHER LOANS                          971,946        156,946
                                                    ------------   ------------
      TOTAL CURRENT LIABILITIES                        2,447,976      1,569,218
LONG-TERM LIABILITIES                                      9,250          9,250
                                                    ------------   ------------
                                                       2,457,226      1,578,468
                                                    ------------   ------------
STOCKHOLDERS' EQUITY (DEFICIT)
   CONVERTIBLE PREFERRED STOCK; CLASS A
      $0.0001 PAR VALUE, 700,000 AUTHORIZED
      SHARES; ISSUED AND OUTSTANDING 572,021
      IN 2006 AND 572,021 IN 2005                             57             57
   COMMON STOCK, $0.0001 PAR VALUE, 1,300,000,000
      AUTHORIZED SHARES; ISSUED AND OUTSTANDING
      97,459,217 IN 2006 AND 96,808,941 IN
      2005 - SEE NOTE 10                                   9,746          9,681
   ADDITIONAL PAID-IN CAPITAL                         14,632,073     14,600,115
   ACCUMULATED DEFICIT                               (15,325,185)   (10,586,701)
                                                    ------------   ------------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)              (683,309)     4,023,152
                                                    ------------   ------------
                                                    $  1,773,917   $  5,601,620
                                                    ------------   ------------

SEE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENT.

BROADBAND MARITIME INC.
STATEMENTS OF OPERATIONS



                                                    YEARS ENDED SEPTEMBER 30,
                                                    -------------------------
                                                        2006          2005
                                                    -----------   -----------
NET REVENUES                                        $   124,311   $   296,730
                                                    -----------   -----------
OPERATING EXPENSES
   COST OF REVENUES                                   1,202,925     1,204,550
   SELLING, GENERAL AND ADMINISTRATIVE                2,513,523     2,462,532
   RESEARCH AND DEVELOPMENT COSTS                     1,221,675     1,225,686
   STOCK-BASED COMPENSATION                              25,521         9,200
                                                    -----------   -----------
      TOTAL OPERATING EXPENSES                        4,963,644     4,901,968
                                                    -----------   -----------
OPERATING LOSS                                       (4,839,333)   (4,605,238)
                                                    -----------   -----------
INTEREST INCOME                                          58,945        13,787
INTEREST EXPENSE                                             --      (154,032)
OTHER INCOME                                             41,905            --
                                                    -----------   -----------
NET LOSS                                            $(4,738,484)  $(4,745,483)
                                                    ===========   ===========
NET LOSS PER COMMON SHARE
   BASIC AND DILUTED                                $     (0.05)  $     (0.17)
                                                    ===========   ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
   BASIC AND DILUTED                                 97,012,412    27,155,172
                                                    ===========   ===========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

BROADBAND MARITIME INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                  Class A $1.50 Par          Class A 5%
                                                        Value                Convertible              Broadband -
                                                   Preferred Stock         Preferred Stock            Pre-Merger
                                                ---------------------   --------------------         Common Stock
                                                           Redemption             Redemption   ------------------------
                                                 Shares       Value      Shares      Value       Shares       Amount
                                                --------   ----------   -------   ----------   ----------   -----------
BALANCES OCTOBER 1, 2004                         383,809   $ 575,713         --       $--      14,346,679   $ 3,451,192
Forfeiture of employee common stock awards
Cancellation of common stock for services
   related to convertible debentures                                                              (33,892)      (22,030)
Cancellation of common stock for directors
   fees                                                                                           (20,001)      (13,001)
40,000 shares of employee vested common stock
   awards
Forfeiture of common stock by founders                                                         (6,370,000)     (153,581)
Issuance of vested employee shares
Issuance of common stock for cash @ $0.01 per
   share
Issuance of common stock from debt conversion
Issuance of common stock in preferred stock
   conversion                                   (383,809)   (575,713)
Issuance of common stock in loan conversion
Issuance of common stock in merger                                                             (7,922,786)   (3,262,580)
Issuance of preferred class A stock @ $10.00
   per share                                                            572,021        57
Legal fees incurred in issuance of preferred
   class A stock
Net loss
                                                --------   ---------    -------       ---      ----------   -----------
BALANCES SEPTEMBER 30, 2005                           --          --    572,021        57              --            --
Issuance of common stock under ESOP @ $0.01
   per share employee shares
Issuance of common stock under option
   exercise @ $0.01 per share
Stock-based compensation on 14,506,500
   employee options granted
Stock based compensation on 1,170,406
   finder/director options granted
Net loss
                                                --------   ---------    -------       ---      ----------   -----------
BALANCES SEPTEMBER 30, 2006                           --   $      --    572,021       $57              --   $        --
                                                ========   =========    =======       ===      ==========   ===========


                                                   Broadband - Post
                                                         Merger
                                                      Common Stock          Additional
                                                ------------------------      Paid-In      Deferred
                                                   Shares       Amount        Capital    Compensation
                                                -----------   ----------    ----------   ------------
BALANCES OCTOBER 1, 2004                                 --   $       --   $   525,894     (203,100)
Forfeiture of employee common stock awards                                    (193,900)     193,900
Cancellation of common stock for services
   related to convertible debentures
Cancellation of common stock for directors
   fees
40,000 shares of employee vested common stock
   awards                                                                                     9,200
Forfeiture of common stock by founders                                         153,581
Issuance of vested employee shares                   40,000            4            (4)
Issuance of common stock for cash @ $0.01 per
   share                                             17,500            2           173
Issuance of common stock from debt conversion    20,347,846        2,035     4,067,534
Issuance of common stock in preferred stock
   conversion                                       383,809           38       575,675
Issuance of common stock in loan conversion      68,097,000        6,810       674,160
Issuance of common stock in merger                7,922,786          792     3,261,788
Issuance of preferred class A stock @ $10.00
   per share                                                                 5,720,151
Legal fees incurred in issuance of preferred
   class A stock                                                              (184,937)
Net loss
                                                 ----------   ----------   -----------    ---------
BALANCES SEPTEMBER 30, 2005                      96,808,941        9,681    14,600,115          --
Issuance of common stock under ESOP @ $0.01
   per share employee shares                        650,276           65         6,437
Stock-based compensation on 14,506,500
   employee options granted                                                     22,200
Stock based compensation on 1,170,406
   finder/director options granted                                               3,321
Net loss
                                                 ----------   ----------   -----------    ---------
BALANCES SEPTEMBER 30, 2006                      97,459,217   $    9,746   $14,632,073    $      --
                                                 ==========   ==========   ===========    =========




                                                                    Total
                                                 Accumulated    Stockholders'
                                                   Deficit     Equity(Deficit)
                                                ------------   ---------------
BALANCES OCTOBER 1, 2004                        $ (5,841,218)    $(1,491,519)
Forfeiture of employee common stock awards                                --
Cancellation of common stock for services
   related to convertible debentures                                 (22,030)
Cancellation of common stock for directors
   fees                                                              (13,001)
40,000 shares of employee vested common stock
   awards                                                              9,200
Forfeiture of common stock by founders                                    --
Issuance of vested employee shares                                        --
Issuance of common stock for cash @ $0.01 per
   share                                                                 175
Issuance of common stock from debt conversion                      4,069,569
Issuance of common stock in preferred stock
   conversion                                                             --
Issuance of common stock in loan conversion                          680,970
Issuance of common stock in merger                                        --
Issuance of preferred class A stock @ $10.00
   per share                                                       5,720,208
Legal fees incurred in issuance of preferred
   class A stock                                                    (184,937)
Net loss                                          (4,745,483)     (4,745,483)
                                                ------------     -----------
BALANCES SEPTEMBER 30, 2005                     $(10,586,701)    $ 4,023,152
Issuance of common stock under ESOP @ $0.01
   per share employee shares                                           6,502
Stock-based compensation on 14,506,500
   employee options granted                                           22,200
Stock based compensation on 1,170,406
   finder/director options granted                                     3,321
Net loss                                          (4,738,484)     (4,738,484)
                                                ------------     -----------
BALANCES SEPTEMBER 30, 2006                     $(15,325,185)    $  (683,309)
                                                ============     ===========

See accompanying notes to financial statements.

BROADBAND MARITIME INC.
STATEMENTS OF CASH FLOWS

                                                                  SEPTEMBER 30,
                                                             ------------------------
                                                                2006          2005
                                                             ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $(4,738,484)  $(4,745,483)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
      Inventory obsolescence                                    (271,759)      424,728
      Depreciation                                               263,459       203,869
      Loss on disposal of fixed asset                             43,406
      Directors fees reversed                                                  (13,001)
      Cancellation of accrued compensation                      (270,000)
      Stock based compensation                                    25,521         9,200
      Employee compensation for services                                           175
      Fees related to convertible debt issuance reversed                       (22,030)
      Accrued interest related to common stock conversion
         of convertible debentures                                             181,069
      Accrued interest related to common stock conversion
         of bridge loans                                                        30,970
      Changes in operating assets and liabilities:
      Accounts receivable                                         25,220       211,705
      Inventories                                                 52,513      (542,565)
      Prepaid expense and other current assets                   (13,878)      (49,744)
      Accounts payable                                           125,638       245,539
      Accrued expenses                                           (60,551)      506,735
      Other liabilities and deferred revenue                      (1,323)        9,270
                                                             -----------   -----------
      Net cash used in operating activities                   (4,550,244)   (3,819,563)
                                                             -----------   -----------
INVESTING ACTIVITIES
   Purchases of machinery and equipment - net                   (156,134)     (345,394)
   Payment for security deposits                                       0       (11,324)
                                                             -----------   -----------
      Net cash used in investing activities                     (156,134)     (356,718)
                                                             -----------   -----------
FINANCING ACTIVITIES
   Proceeds from the issuance of common stock                      6,502
   Proceeds from the issuance of convertible debentures                0     1,524,000
   Proceeds from bridge loans                                    815,000       650,000
   Proceeds from the issuance of preferred stock                       0     5,535,271
                                                             -----------   -----------
      Net cash provided by financing activities                  821,502     7,709,271
                                                             -----------   -----------
Net increase (decrease) in cash and cash equivalents          (3,884,876)    3,532,990
Cash and cash equivalents, beginning of year                   3,918,981       385,991
                                                             -----------   -----------
Cash and cash equivalents, end of year                       $    34,105    $3,918,981
                                                             -----------   -----------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES:
Issuance of common stock in convertible debt conversion                      4,069,569
Issuance of common stock in bridge loan conversion                             680,970
Issuance of common stock in preferred stock conversion                         575,713
Forfeiture of common stock by founders                                        (153,581)

See accompanying notes to financial statements.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Broadband Maritime Inc. (the "Company" or "BBMDE") was organized under the laws of Delaware in July 2005. The Company previously operated under Broadband Maritime Inc., a New Hampshire corporation ("BBMNH") (See Note 7 for further details). The Company is a United States based telecommunications service provider who provides global high speed internet and voice communications equipment and services to customers in the maritime industry.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred cumulative losses of approximately $15,325,000 since inception and has utilized cash of approximately $8,370,000 for operating activities during the two years ended September 30, 2006. The recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon the Company's completion of its product development, product acceptance and the ability to obtain additional financing on an as needed basis. The Company's financial condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management recognizes that the Company must generate additional revenue to achieve profitable operations. Management's plans to increase revenue include the completion of the development of its transmission equipment and the continued building of its customer base. Management will also seek to increase revenue through the development of alternate uses of its equipment.

There can be no assurance that the Company will be able to successfully complete its product development, or that it will be successful in obtaining product acceptance or that it will be able to obtain sufficient debt or equity financing.

In September 2006, the Company entered into a Preliminary Letter of Intent for Merger Agreement (the "Merger Agreement") with Prime Resources, Inc. ("Prime"), a public "shell" company. It is anticipated that this merger will be in the form of a reverse triangular merger whereby a wholly-owned subsidiary of Prime will merge with the Company leaving the Company as the surviving entity wholly-owned by Prime. As a condition of the closing, the Company is required to complete a private placement financing of not less than $2,500,000 in the form of preferred stock. This private placement was completed on October 31, 2006 and $2,500,000 was raised.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid investments purchased with an original maturity date of three months or less to be cash equivalents. The Company held approximately nil and $3,898,000 in money market and bank savings accounts as of September 30, 2006 and 2005, respectively.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, represents uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. Follow-up correspondence is made if unpaid accounts receivable go beyond the invoice due date. Payments of accounts receivable are allocated to specific invoices identified on the customer's remittance advice.

Accounts receivable, net, are stated at the amount management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected. Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balances that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable- trade.

Accounts receivable is presented net of an allowance for doubtful accounts of $6,000 and $8,000 at September 30, 2006 and 2005, respectively.

INVENTORIES, NET

Inventories are stated at the lower of cost or market, with cost determined on the last-in first-out method.

MACHINERY AND EQUIPMENT, NET

Machinery and equipment, net is stated at cost less accumulated depreciation. Machinery and equipment, net is depreciated on the straight-line method over the estimated useful lives of the respective asset, which is currently three years for all assets. Maintenance and repairs are charged to operations, while betterments and improvements are capitalized.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company adheres to Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" and periodically assesses the recoverability of the carrying amounts of long-lived assets, including intangible assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes revenue from the sale of equipment after installation and acceptance by its customer. The Company recognizes revenue in connection with services and maintenance contracts over the course of the related contracts with the customers. The Company defers the revenue from prepaid calling cards, until the customers have utilized the prepaid minutes purchased on the cards.

The Company's revenue recognition policy complies with the Securities and Exchange Commission Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition", amended by SAB 104. Revenue is recognized when all of the following criteria are met:

          - Persuasive evidence of an arrangement exists - A non-cancelable signed agreement between the Company and the customer is considered to be evidence of an arrangement.

          - Delivery has occurred or services have been rendered - Revenues are recognized only on the delivery of equipment and acceptance by customers or on the delivery of service.

          - The seller's price to the buyer is fixed or determinable - The Company generally considers payments that are due within a year to be fixed or determinable based upon its successful collection history on such arrangements.

          - Collectibility is reasonably assured - The Company runs normal business credit checks on unknown new customers to minimize the risk of a customer avoiding payment. Collection is deemed probable if the Company expects that the customer will be able to pay amounts under the arrangement as payments become due. If the Company determines that collection is not probable, the revenue is deferred and recognized upon cash collection. The Company also seeks a deposit wherever possible before commencing work on a new contract.

ADVERTISING

The Company complies with the requirements of AICPA Statement of Position (SOP) 93-7, "Reporting on Advertising Costs," in which advertising costs are charged to operations as incurred. Advertising expenses included in selling, general and administrative expenses for the years ended September 30, 2006 and 2005, were approximately $44,000 and $145,000, respectively.

RESEARCH AND DEVELOPMENT COSTS

The Company complies with the provisions of SFAS No. 2, "Accounting for Research and Development Costs". Expenditures for research, development and engineering of products and manufacturing processes are charged to operations as incurred.

STOCK-BASED COMPENSATION

As allowed by SFAS No. 123 "Accounting for Stock-Based Compensation" (amended by SFAS No.148 "Accounting for Stock-Based Compensation-Transition and Disclosure an amendment of Financial

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

Accounting Standards Board ("FASB") Statement No. 123"), the Company has elected to measure stock-based compensation expense using the intrinsic value method prescribed by Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees" and provide disclosure-only provisions of SFAS No. 123. Accordingly, compensation expense for stock options is measured as the excess, if any, of the estimated fair value for the Company's common stock at the date of the grant over the exercise price an employee or other individual must pay to acquire stock. If the Company had determined compensation expense based on the fair value using the Black Scholes option-pricing model at the grant dates consistent with SFAS Nos. 123 and 148, there would have been an increase in the Company's net loss due to the nominal market value of the Company's stock of approximately $26,000 and nil as of September 30, 2006 and 2005, respectively.

INCOME TAXES

The Company complies with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate, including the recognition of income tax benefits for loss carry forwards, credit carry forwards and certain temporary differences for which tax benefits have not previously been recorded. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

LOSS PER COMMON SHARE

The Company complies with SFAS No. 128 "Earnings per Share." Under SFAS No. 128, basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share incorporates the dilutive effect of common stock equivalents on an average basis during the period. The calculation of diluted loss per common share excludes potential common shares if the effect is anti-dilutive. Therefore, basic and diluted loss per share were the same for the years ended September 30, 2006 and 2005.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company complies with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments", which includes cash and cash equivalents, accounts receivable, accounts payable and other current liabilities, for which the carrying amounts approximate fair value due to their short maturities.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses when required. Substantially all of the Company's receivables are expected to be collected within one year. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions and accounts receivable. The Company places its cash primarily in checking and money market accounts.

Cash and cash equivalents are maintained at financial institutions, which from time to time exceed the federal depository insurance coverage limit, the composition and maturities of which are regularly monitored by management.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an amendment of ARB No. 43, Chapter 4". SFAS No. 151 has been issued to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage), which requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. Management of the Company does not believe the effects of SFAS No. 151 have a material effect on the financial statements, as the Company has not incurred any inventory costs that meet the definition of "so abnormal."

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)". SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award over the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. The Company will prospectively adopt SFAS No. 123(R) effective October 1, 2006.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2005, the FASB issued SFAS No.154 ("SFAS No. 154"), "Accounting Changes and Error Correction Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS No. 154 replaces APB Opinion No. 20, "Accounting Changes" (Opinion 20), and FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. SFAS No. 154 defines retrospective application as an application of a different accounting principle to prior accounting periods as if that principle had always been used. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. We are required to adopt the provisions of SFAS No. 154 by October 1, 2006, although earlier adoption is permitted. We are currently evaluating the provisions of SFAS No. 154.

In July 2006, the FASB published FASB Interpretation ("FIN") No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes", to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in SFAS 109, "Accounting for Income Taxes", on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The Company does not expect this new FIN to have any impact upon its financial position, results of operations or cash flows.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

RECLASSIFICATION

Certain 2005 amounts have been reclassified in order to conform to the 2006 presentation.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - INVENTORIES, NET

Inventories, net consist of the following at September 30, 2006 and 2005:

                     2006        2005
                  ----------   --------
Raw materials     $  655,271   $506,938
Work-in-process      198,860    191,024
Finished goods       183,796    120,719
                  ----------   --------
                  $1,037,927   $818,681
                  ==========   ========

The Company has provided an inventory valuation allowance in the amount of approximately $144,000 and $416,000 at September 30, 2006 and 2005, respectively, for inventory items that have become obsolete in relationship to the final product design.

NOTE 5 - MACHINERY AND EQUIPMENT, NET

Machinery and equipment, net consist of the following at September 30, 2006 and 2005:

                                      2006       2005
                                    --------   --------
Equipment and computers             $829,154   $718,197
Furniture and fixtures                36,513     43,779
                                    --------   --------
   Less: accumulated depreciation    865,667    761,976
                                     553,593    299,171
                                    --------   --------
                                    $312,074   $462,805
                                    ========   ========

Repairs and maintenance expenses for the years ended September 30, 2006 and 2005 were approximately $12,000 and $6,000, respectively.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 - ACCRUED EXPENSES

Accrued expenses consist of the following at September 30, 2006 and 2005:

Rent                                 $139,133   $157,890
Customer claims                       120,443    156,275
Research and development contracts               150,000
Upgrade costs                         218,444    150,000
Vacation                               82,643     58,190
Professional fees                     132,268     63,634
Other                                 104,798    122,297
                                     --------   --------
                                     $797,729   $858,286
                                     ========   ========

NOTE 7 - REORGANIZATION AND EQUITY REFINANCING

In July 2005, the Board of Directors authorized the formation of Broadband Maritime Inc., a Delaware corporation ("BBMDE"). In August 2005, in connection with the acquiring of additional equity financing, BBMNH merged with BBMDE, with BBMDE remaining as the surviving corporation. Concurrent with the merger, BBMNH converted all of its outstanding convertible debentures into its own common stock.

In addition, all of BBMNH's outstanding bridge financing and outstanding convertible preferred Class A stock, $1.50 par value were converted into its own common stock. All unissued preferred stock (Class A and B) of BBMNH were then cancelled. BBMNH then exchanged all of its common stock for common stock of BBMDE on a one for one basis.

This transaction between the Company and BBMNH, which are entities under common control, was accounted for in a manner similar to a pooling of interests whereby the assets and liabilities of BBMNH were transferred to the Company at historical amounts. The financial statements are prepared as if the transaction had occurred at the beginning of the periods presented herein, and present the financial data of previously separate entities.

In August 2005, BBMDE sold 572,021 shares of new convertible preferred Class A stock, $0.0001 par value, for aggregate proceeds of $5,720,208 to both new and existing shareholders. The convertible preferred Class A stock has a 5% cumulative annual dividend. In connection with this sale, the founders of BBMNH agreed to surrender 6,370,000 shares of common stock in BBMDE. The founders further agreed to convert $156,946 of accrued compensation into a note payable (the "Deferred Compensation Conversion Agreement"). The note is payable together with simple interest at 2% upon attaining certain defined financial milestones prior to June 30, 2007. If these financial milestones are not met, then the note will become null and void.

NOTE 8 - SHORT-TERM FINANCING

Between January and June 2005, the Company borrowed a total of $650,000 in bridge loans from investors. In August 2005, in connection with the reorganization and equity financing (See Note 7), the total of the bridge loans $680,970 (including accrued interest) was converted into 68,097,000 shares of common stock based on a ratio of 100 shares of common stock for each $1.00 of bridge loans and accrued interest.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - SHORT-TERM FINANCING (CONTINUED)

Between July and September 2006, the Company was provided a total of $815,000 in bridge loans from investors. In connection with the equity financing (See Note
15) approximately $457,000 of the bridge loans were converted into Convertible Preferred Class A Stock.

NOTE 9 - CONVERTIBLE DEBENTURES

During the year ended September 30, 2005, the Company sold $1,524,000 of additional convertible debentures under a Securities Purchase Agreement (the "Agreement") entered into during the year ended September 30, 2004 with several investors that were convertible on demand, bore interest at a rate of 8% per annum, had a $1,000 face value and matured in March 2007, which was subsequently modified to March 2008, and convertible at the rate of one share of the Company's common stock for each $3.00 of convertible debentures and accrued interest. In March 2005, the conversion rate for the debentures issued under the Agreement was modified to 1 share of common stock for each $1.19 of convertible debentures and accrued interest. In connection with the March 2005 modification in conversion rate, the founders of the Company agreed to cancel $270,000 of their accrued compensation as of September 30, 2005.

In August 2005, pursuant to the reorganization and equity refinancing (See Note
7), the Company further adjusted the conversion rate for all of its issued and outstanding convertible debentures, amounting to $4,069,569 (including interest of $181,069), to 1 share of the Company's common stock for each $0.20 of convertible debentures and accrued interest. All convertible debentures outstanding as of the August 2005 reorganization and equity refinancing were converted to 20,347,846 shares of the Company's common stock. The Company issued 33,892 shares of common stock for services rendered in connection with the sale of the debentures and these shares were cancelled effective September 30, 2005 and subsequently replaced with stock options.

The accrued interest added to the principal amount of the convertible debentures and charged to operations amounted nil and $119,731 for the years ended September 30, 2006 and 2005, respectively.

NOTE 10 - STOCKHOLDERS' EQUITY (DEFICIT)

In anticipation of the merger with BBMDE (See Note 7), in July 2005 BBMNH amended its certificate of incorporation providing for the authorized number common shares to be increased to 1,300,000,000 with a par value of $0.0001 and the authorized number of Class A convertible preferred shares to be increased to 700,000 with a par value of $0.0001.

Preferred Stock:

Class A 5% Convertible $0.0001 par value

     Dividends: The Class A stockholders are entitled to receive, when and as declared by the board of directors, cash dividends at the rate of 5% per share per year, accruing semi-annually on January 15th and July 15th, and such dividends shall be cumulative. Class A stockholders are entitle to participate with the common stockholders in any dividend or distribution declared on common stock. The Company had dividends in arrears related to Class A convertible $0.0001 par value of approximately $335,000 and $45,000 for the years ended September 30, 2006 and 2005, respectively.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Preferred Stock (continued):

     Conversion: Class A preferred stock is convertible at a ratio of 1,000 shares of common stock for each share of Class A preferred stock.

     Control: The Class A stockholders are entitled to vote upon any matter submitted for approval of common shareholders, have the right to approve certain material events of the corporation by a 67% vote as described in the Certificate of Incorporation and have the right to designate two members of the board of directors.

     Liquidation: In the event of the liquidation of the Company, holders of Class A preferred stock shall be entitled to receive, prior to and in preference to any distributions to common stockholders, an amount equal to the consideration paid to acquire the stock plus all accrued but unpaid dividends, on a per share basis.

Common Stock:

During the year ended September 30, 2004, the Company issued 20,001 common shares to three directors for services rendered to the Company. The fair value of the shares of $13,001 was charged to operations in 2004. These shares were cancelled effective September 30, 2005 and subsequently replaced with Company stock options.

During the year ended September 30, 2005, in connection with the conversion of the convertible debentures issued from the Agreement (See Note 9), the Company issued 20,347,846 common shares. Also during the year ended September 30, 2005, the Company issued 383,809 common shares as a result of all of the BBMNH Class A preferred stock $1.50 par value shareholders converting their preferred shares into common shares due to the merger of BBMNH and BBMDE (See Note 7). In addition, the Company issued 175 common shares to a former employee for services. The Company cancelled 20,001 shares of common stock awarded to directors for services for the year ended September 30, 2004 and were subsequently replaced with stock options. Lastly, during the year ended September 30, 2005, the Company issued 68,097,000 common shares resulting from the conversion of all outstanding bridge loans from investors.

In addition, as a requirement of the Class A 5% Preferred Subscription Agreement, the founders entered into a surrender agreement with respect to all of their 6,370,000 common shares.

During the year ended September 30, 2005, in connection with the reorganization as per Note 7, the Company exchanged 7,922,786 shares of pre-merger common stock for 7,922,786 shares of post-merger common stock.

During the year ended September 30, 2006 the Company issued 635,275 common shares to employees from the exercise of stock options under the Employee Stock Option Plan, adopted in December 2005, at $0.01 per share. In addition, 12,500 shares of common stock were sold from the exercise of stock options relating to services rendered in connection with the sale of convertible debentures (Note
8). The Company

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Common Stock (continued):

also sold 2,500 common shares to an individual under a stock option exercise relating to the conversion of a bridge loan.

Common Stock Awards, Options and Deferred Compensation:

The Company has entered into a Performance Option Agreement (the "Option Agreement") with the founders granting them approximately 101,000,000 options which will vest and become exercisable only if the Company achieves certain defined financial targets through June 30, 2007. The exercise price is equal to $0.01 per share subject to adjustments in exercise price due to merger, consolidation, capital readjustments or other similar transactions The options granted under the Option Agreement will terminate on the sooner of July 26, 2008, or June 30, 2007, to the extent the options have not become exercisable by such date.

During January 2005, the Company entered into a warrant agreement entitling an investor to purchase 25,000 shares of common stock at an exercise price of $1.50 per share subject to adjustment. As of September 30, 2005, the number of shares and exercise price were adjusted as per the warrant agreement to 3,750,000 shares at $0.01 per share, respectively.

The Company discontinued a promotional stock award program effective September 30, 2005 and the remaining 193,900 non-vested shares were forfeited.

In December 2005, the Company adopted an Employee Stock Option Plan ("ESOP") in which eligible employees enter into a Stock Option Agreement (the "SOA") allowing them to purchase a specific number of shares, as determined by length of service and compensation level, at an exercise price of $0.01 per share. Eligibility is based upon full-time service. The options may be exercised beginning on the first anniversary of the commencement of the term of employee's employment to a maximum of one-fifth of the stock subject to their SOA and subsequently exercised over the next four years at the anniversary date. To the extent that the options under the SOA have not been exercised as of the seventh anniversary of the commencement of the term of the employee's employment, the option will expire. The Board of Directors may, in its sole discretion, accelerate the exercisability of any outstanding options. The Board has allocated approximately 67,000,000 shares of common stock to the ESOP.

In April 2006, the Company entered into a stock option agreement with certain Company directors granting them 300,000 options exercisable through April 30, 2007 at $0.01 for services rendered during the year ended September 30, 2004 in lieu of stock issued and subsequently cancelled.

In April 2006, the Company entered into a stock option agreement with certain individuals granting them 867,906 options exercisable through April 30, 2007 at $0.01 for services rendered in connection with the sale of convertible debentures during the years ended September 30, 2005 and 2004 in lieu of stock issued and subsequently cancelled, as per Note 9.

In April 2006, the Company entered into a stock option agreement with an individual granting 2,500 options exercisable through April 30, 2007 at $0.01 for services in connection with the bridge financing, as per Note 8, during the year ended September 30, 2005.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Common Stock Awards, Options and Deferred Compensation (continued)

The following is a summary at September 30, 2006 and 2005:

                                                                                            WEIGHTED
                                  PROMOTIONAL                                PER SHARE       AVERAGE
                                 COMMON STOCK                  EMPLOYEE    STOCK/OPTION   STOCK/OPTION
                                    AWARDS        OPTIONS        ESOP          PRICE          PRICE
                                 ------------   -----------   ----------   ------------   ------------
Outstanding October 1, 2004         390,000         150,000           --    $0.23-$1.50       $0.79
Granted                                         101,067,300                 $      0.01       $0.01
Forfeited                           (40,000)                                $      0.23       $0.23
Expired                            (350,000)                                $0.23-$0.65       $0.55
                                   --------     -----------   ----------                      -----
Outstanding September 30, 2005           --     101,217,300           --    $0.01-$1.50       $0.01
Granted                                           1,170,406   14,506,500    $      0.01       $0.01
Exercised                                           (15,000)    (635,275)   $      0.01       $0.01
Expired                                            (150,000)                $      1.50       $1.50
                                   --------     -----------   ----------
Outstanding September 30, 2006           --     102,222,706   13,871,225    $      0.01       $0.01
                                   --------     -----------   ----------
Shares/Options exercisable at
   September 30, 2006                             1,155,406    3,001,285    $      0.01       $0.01
                                                -----------   ----------                      -----
Shares/Options exercisable at
   September 30, 2005                               150,000                 $      1.50       $1.50
                                                -----------                                   -----

The following table summarizes information about stock options outstanding at September 30, 2006

                           OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                 --------------------------------------   ------------------------
                     NUMBER        WEIGHTED                   NUMBER
                  OUTSTANDING      AVERAGE     WEIGHTED    EXERCISABLE    WEIGHTED
                       AT         REMAINING     AVERAGE         AT         AVERAGE
                 SEPTEMBER 30,   CONTRACTUAL   EXERCISE   SEPTEMBER 30,   EXERCISE
EXERCISE PRICE        2006           LIFE        PRICE         2006         PRICE
--------------   -------------   -----------   --------   -------------   --------
    $0.01         101,066,800     2.8 years         --             --          --
    $0.01          13,871,225     6.4 years      $0.01      3,001,285       $0.01
    $0.01           1,155,906     0.6 years      $0.01      1,155,406       $0.01
                  -----------                               ---------
                  116,093,931                               4,156,691
                  ===========                               =========

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

Loss Per Common Share

The loss per common share at September 30, 2006 and 2005 includes the current outstanding common shares in the aggregate of 97,459,217 and 96,808,941, respectively. It does not include 572,021 shares of Preferred Class A $0.0001 par value which can be converted into 572,021,000 common shares, 3,750,000 warrants which can be converted into 3,750,000 common shares, and 116,093,931 and 101,217,300, options which can be converted into 116,093,931 and 101,217,300 common shares as of September 30, 2006 and 2005, respectively.

NOTE 11 - INCOME TAXES

At September 30, 2006, the Company has net operating loss carryforwards for U.S federal and state tax purposes of approximately $14,374,000, expiring at varying times from years ending September 2022 through September 2026.

Under Section 382 of the Internal Revenue Code, if a corporation undergoes an "ownership change" (generally defined as greater than 50% change (by value) in its equity ownership over a three year period), the corporation's ability to use its pre-change of control net operating loss carry forward and other pre-change attributes against its post-change income may be limited. The Section 382 limitation is applied annually so as to limit the use of pre-change net operating loss carry forwards to an amount that generally equals the value of a corporation's stock immediately before the ownership change multiplied by a designated federal long-term tax-exempt rate. In addition, the Company may be able to increase the base Section 382 limitation amount during the first five years following ownership change to the extent the Company realizes built-in gains during that time period. A built-in gain generally is a gain or income attributable to an asset that was held at the date of the ownership change and that had a fair market value in excess of the tax basis at the date of the ownership change.

A reconciliation of income tax expense to the benefit computed at the expected rate of 44% for the years ended September 30, 2006 and 2005 is approximately as follows:

                                                  2006          2005
                                              -----------   -----------
Benefit at statutory rate                     $ 2,085,000   $ 2,088,000
Non-cash interest on convertible debentures                     (53,000)
Stock-based compensation                            7,000       (22,000)
Other                                              90,000       (12,000)
Valuation allowance                            (2,182,000)   (2,001,000)
                                              -----------   -----------
                                              $        --   $        --
                                              ===========   ===========

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES (CONTINUED)

Deferred tax assets consist of the following at September 30, 2006 and 2005:

                                       2006          2005
                                   -----------   -----------
Net operating loss carryforward    $ 6,325,000   $ 4,157,000
Deferred compensation                   69,000        68,000
Inventory reserve                       63,000       187,000
Upgrade reserve                         96,000        66,000
Product warranty                        17,000        (4,000)
Research and development credits       219,000       116,000
                                   -----------   -----------
                                     6,789,000     4,590,000
Valuation allowance                 (6,789,000)   (4,590,000)
                                   -----------   -----------
                                   $        --   $        --
                                   ===========   ===========

The Company has provided a full valuation allowance against its net deferred tax asset since realization of these benefits cannot be reasonably assured.

The Company will continue to periodically assess the realization of its deferred tax assets based on actual and forecasted operating results.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office facilities under non-cancellable operating leases, which expire at various times through July 31, 2010.

The Company has entered into contracts for communication space on satellites to provide its customers with adequate telecommunication capability ("bandwidth"). These contracts expire at various dates through October 2010.

Future aggregate minimum lease payments under these operating leases are approximately as follows:

 Years Ending     Office
September 30,   Facilities    Bandwidth      Total
-------------   ----------   ----------   ----------
     2007       $  300,000   $  975,000   $1,275,000
     2008          286,000      692,000      978,000
     2009          252,000      405,000      657,000
     2010          214,000       65,000      279,000
     2011                         8,000        8,000
                ----------   ----------   ----------
    Total       $1,052,000   $2,145,000   $3,197,000
                ==========   ==========   ==========

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Leases (continued)

The Company has subleased one of its office facilities for approximately $3,000 per month through May 2008.

Rent expense, net charged to operations for the years ended September 30, 2006 and 2005, was approximately $230,000 and $296,000, respectively.

Bandwidth expense charged to cost of revenues for the years ended September 30, 2006 and 2005 was approximately $709,000 and $544,000, respectively.

Employment agreements

On November 29, 1999, the Company entered into employment agreements with its President and its Chief Innovation Officer (the "Founders"), which provide for annual compensation plus participation in future benefit programs. Under the terms of the agreements each officer is to receive an annual base salary of $180,000. These employment agreements were amended on August 4, 2005 eliminating the termination dates and provide for termination upon three months notification. Also on August 4, 2005, the Company and the Founders entered into a Deferred Compensation Conversion Agreement (See Note 7).

Contingencies

Various lawsuits and claims arising in the ordinary course of business have been instituted against the Company. While the ultimate effects of such litigation cannot be determined at the present time, it is management's opinion, based on the advice of legal counsel, that any liabilities resulting from the actions would not have a material effect on the Company's financial position, results of operations or cash flows.

NOTE 13 - RETIREMENT PLAN

In January 2004, the Company adopted a 401(K) plan (the "Plan") in which eligible employees may elect to defer a certain percentage of their salary to a qualified retirement plan. Eligibility is based on an age requirement, as defined in the Plan's document. All employee contributions vest immediately. Employer contributions to the Plan are at the discretion of the Company's Board of Directors. No employer matching contributions were made for the years ended September 30, 2006 and 2005.

NOTE 14 - CUSTOMER AND SUPPLIER CONCENTRATIONS

The Company has relied on a limited number of customers for a substantial portion of total revenues. Revenues from three and four customers, 10% or greater of total revenues, accounted for 73% and 92% in fiscal years ended September 30, 2006 and 2005, respectively.

BROADBAND MARITIME INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 14 - CUSTOMER AND SUPPLIER CONCENTRATIONS (CONTINUED)

The Company contracts with certain service providers to supply manufacturing, technology and communication services for its operations. Services from two suppliers accounted for 32% and 24% in fiscal years ended September 30, 2006 and 2005, respectively.

NOTE 15 - SUBSEQUENT EVENTS

Between July and September 2006, the Company was provided a total of $815,000 in bridge loans from investors. In connection with the October 2006 private placement financing (see Note 2), approximately $457,000 of these bridge loans was converted to Preferred Class A 5% stock. The remaining shareholder bridge loans of $358,000 were repaid to the investors as these bridge loans were in excess of the allowable allocation to the individual shareholder.

The Option Agreement (see Note 10) with the Founders was amended on October 31, 2006, whereby the achievement of certain defined financial targets was extended to September 30, 2008. The termination date of the options granted under the Option Agreement was also amended to the sooner of September 30, 2008, or September 30, 2009, to the extent the options have not become exercisable by such date.

In October 2006, the Company entered into a Subscription Agreement to sell to the Investors an aggregate of up to 500,000 shares of convertible preferred Class A stock, $0.0001 par value, in Units with 5-year warrants, exercisable to purchase an aggregate of up to 250,000,000 shares of common stock at $.02 per share, in two tranches of up to 250,000 Units each, for an aggregate price of up to $2,500,000 per tranche.

The first tranche was closed on October 31, 2006 and $2,500,000 was received from investors. The second tranche may be called by the Company upon meeting certain conditions as defined in the Subscription Agreement. The investors that are eligible to participate in the second tranche have the right to waive the conditions defined in the Subscription Agreement.

In anticipation of the Subscription Agreement, the Company amended its certificate of incorporation providing for the authorized number of common stock to be increased to 2,200,000,000 with a par value of $0.0001 and Class A convertible preferred shares to be increased to 1,072,000 with a par value of $0.0001.

In connection with the Subscription Agreement, the Performance Option Agreement (Note 10) with the founders was amended October 31, 2006 whereby the achievement of certain defined financial targets was extended to September 30, 2008. The termination date of the options was also amended to the sooner of September 30, 2008, or September 30, 2009, to the extent the options have not become exercisable by such date.

     (b) PRO FORMA FINANCIAL INFORMATION

On March 30, 2007, BBM Holdings, Inc. f/k/a Prime Resource, Inc. completed the acquisition of Broadband Maritime Inc. The pro forma financial information below is based on audited financial statements for Prime Resource Inc. for fiscal years ended December 2005 and 2006 and audited financial statements for Broadband Maritime Inc. for fiscal year ended September 2006 and un audited financial statements for Broadband Maritime Inc. for the first three months of fiscal year ending September 30, 2007. The pro forma statements should be read in conjunction with the historical financial statements used in the preparation of such pro forma statements. The pro forma information presented is not necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

PRIME RESOURCE INC. AND BROADBAND MARITIME INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 1, 2005 - SEPTEMBER 30, 2006

                                                                                         CONDENSED
                                               PRIME        BROADBAND     PRO FORMA      COMBINED
                                              RESOURCE      MARITIME     ADJUSTMENTS     PROFORMA
                                            -----------   ------------   -----------   -----------
Net Revenues                                $         0   $    124,311                 $    124,311
Operating Expenses
   Cost of revenues                                   0      1,202,925                    1,202,925
   SG&A                                          83,091      2,513,523                    2,596,614
   R&D                                                0      1,221,675                    1,221,675
   Stock-based compensation                           0         25,521                       25,521
                                            -----------   ------------                 ------------
      Total operating expense                    83,091      4,963,644                    5,046,735
   Interest income                                    0         58,945                       58,945
   Interest expense                                   0              0                      360,000
   Other income                                       0         41,904       360,000         41,904
                                            -----------   ------------                 ------------

Net operating income                            -83,091     -4,738,484                   -5,181,575
Net operating income before taxes               -83,091     -4,738,484                   -5,181,575
Income taxes                                    -27,800              0                      -27,800
                                            -----------   ------------
NET INCOME                                  $   -55,291   $ -4,738,484                 $ -5,153,775
                                            ===========   ============                 ============

a) To show the effect of interest expense of the $4,500,000 financing
(assuming an annual interest rate of 8%) which was contingent on satisfaction of conditions to closing the Merger.

PRIME RESOURCE INC. AND BROADBAND MARITIME INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2006

                                                                                         CONDENSED
                                               PRIME        BROADBAND     PRO FORMA       COMBINED
                                              RESOURCE      MARITIME     ADJUSTMENTS      PROFORMA
                                            -----------   ------------   -----------   -----------
ASSETS
Current Assets
   Cash and cash equivalents                 $  15,079    $    149,918                 $    164,997
   Accounts receivable, net                          0         413,473                      413,473
   Inventories, net                                  0         981,248                      981,248
   Prepaid expenses and other                        0         124,503                      124,503
                                             ---------    ------------                 ------------
      Total current assets                      15,079       1,669,142                    1,684,221

Machinery and equipment, net                         0         307,683                      307,683
Investments in non-trading
   securities                                  372,268               0                      372,268
Other assets                                         0               0                            0

Security deposits                                    0         226,496                      226,496
                                             ---------    ------------                 ------------
TOTAL ASSETS                                 $ 387,347    $  2,203,321                 $  2,590,668
                                             =========    ============                 ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts payable                          $  23,284    $    645,800                 $    669,084
   Accrued expenses                                  0         821,763                      821,763
   Deferred revenue                                  0          25,137                       25,137
Dividend payable                               372,268               0                      372,268
   Note payable and other loans                      0         381,946                      381,946
      Total current liabilities                395,552       1,874,646                    2,270,198
Long Term Liabilities                                0           9,250                        9,250

TOTAL LIABILITIES                              395,552       1,883,896                    2,279,448

Stockholders' equity (Deficit)
   Convertible preferred stock:
      Class A                                        0              82        -82 a)              0
   Treasury stock                             -849,316               0                     -849,316
   Common stock                                964,802           9,761     -9,761 b)        964,802
   Additional paid-in capital                        0      16,889,823 -113,848 b)c)     16,775,975
   Deficit incurred from re-entering
      the dev. Stage                           -43,206               0     43,206 c)              0
   Retained Earnings                           -80,485     -16,580,241     80,485 c)    -16,580,241
      Total stockholders' equity
         (deficit)                              -8,205         319,425          0           311,220
                                             ---------    ------------   --------      ------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                      $ 387,347    $  2,203,321          0      $  2,590,668
                                             =========    ============   ========      ============

a)   Preferred stock Class A converted to Additional Paid-in capital.

b)   Common Stock converted to Additional Paid-in capital.

c) Elimmation of Prime Resource Retained Earnings and Deficit incurred from re-entering the dev. Stage transferred to Additional paid-in capital.

PRIME RESOURCE INC. AND BROADBAND MARITIME INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED DECEMBER 31, 2006

                                                                                         CONDENSED
                                               PRIME        BROADBAND     PRO FORMA      COMBINED
                                              RESOURCE      MARITIME     ADJUSTMENTS     PROFORMA
                                            -----------   ------------   -----------   -----------
Net Revenues                                 $       0    $    462,443                 $    462,443

Operating Expenses
   Cost of revenues                                  0         587,660                      587,660
   SG&A                                         29,909         772,962                      802,871
   R&D                                               0         356,879                      356,879
                                             ---------    ------------                 ------------

      Total operating expense                   29,909       1,717,501                    1,747,410
   Interest income                                   0               2                            2
   Interest expense                                  0               1    60,000 a)          60,001
                                             ---------    ------------                 ------------
Net operating income                           -29,909      -1,255,057                   -1,344,965
Net operating income before taxes              -29,909      -1,255,057                   -1,344,965
Income taxes                                   -24,687               0                      -24,687
                                             ---------    ------------                 ------------
NET INCOME (LOSS)                               -5,222      -1,255,057                   -1,320,278
                                             =========    ============                 ============

a) To show the effect of interest expense of the $4,500,000 financing (assuming an annual interest rate of 8%) which was contingent on satisfaction of conditions to closing the Merger.

(c) LIST OF EXHIBITS

2.1 Agreement and Plan of Merger among Prime Resource, Inc., Prime Acquisition, Inc. and Broadband Maritime Inc., dated as of January 15, 2007

2.2 First Amendment to Agreement and Plan of Merger among Prime Resource, Inc., Prime Acquisition, Inc., and Broadband Maritime Inc., dated as of February 13, 2007

2.3 Second Amendment to Agreement and Plan of Merger among Prime Resource, Inc., Prime Acquisition, Inc., and Broadband Maritime Inc., dated as of March 16, 2007.

3.1    Articles of Incorporation of Prime Resource, Inc. n\k\a BBM Holdings,
       Inc.

3.2 Amendment to the Articles of Incorporation of Prime Resource, Inc. n\k\a BBM Holdings, Inc.

3.3    Bylaws of BBM Holdings, Inc. f/k/a Prime Resource, Inc.

10.1 Employment Agreement between Broadband Maritime Inc. and Jarle Pedersen effective as of February 8, 2007

10.2 Employment Agreement between Broadband Maritime Inc. and Zevi Kramer dated November 29, 1999.

10.3 Employment Agreement between Broadband Maritime Inc. and Mary Ellen Kramer dated November 29, 1999

21     List of Subsidiaries

99.1   Press Release, dated April 1, 2007

FORWARD LOOKING STATEMENTS

Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This report contains forward-looking statements, including statements regarding funding, product performance, market acceptance and earnings. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include lack of access to funding sources, environmental factors, level of performance of vendors' products/service, availability of other products and competition in the marketplace. We caution investors not to place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BBM Holdings, Inc.
                                        f/k/a PRIME RESOURCE, INC.


Date: April 5, 2007                     /s/ Mary Ellen Kramer
                                        ----------------------------------------
                                        Mary Ellen Kramer, President

INDEX TO EXHIBITS; DESCRIPTION OF EXHIBITS

Exhibit
Number    Description
-------   -----------
2.1       Agreement and Plan of Merger among Prime Resource, Inc., Prime
          Acquisition, Inc. and Broadband Maritime Inc., dated as of January 15,
          2007

2.2       First Amendment to Agreement and Plan of Merger among Prime Resource,
          Inc., Prime Acquisition, Inc., and Broadband Maritime Inc., dated as of
          February 13, 2007

2.3       Second Amendment to Agreement and Plan of Merger among Prime Resource,
          Inc., Prime Acquisition, Inc., and Broadband Maritime Inc., dated as of
          March 16, 2007.

3.1       Articles of Incorporation of Prime Resource, Inc. n\k\a BBM Holdings,
          Inc.

3.2       Amendment to the Articles of Incorporation of Prime Resource, Inc. n\k\a
          BBM Holdings, Inc.

3.3       Bylaws of BBM Holdings, Inc. f/k/a Prime Resource, Inc.

10.1 Employment Agreement between Broadband Maritime Inc. and Jarle Pedersen effective as of February 8, 2007

10.2 Employment Agreement between Broadband Maritime Inc. and Zevi Kramer dated November 29, 1999.

10.3      Employment Agreement between Broadband Maritime Inc. and Mary Ellen
          Kramer dated November 29, 1999

21        List of Subsidiaries

99.1      Press Release, dated April 1, 2007